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Exhibit 10.13

CHERRY TREE ACQUISITION CORP.

, 2008

Cherry Tree Companies, LLC
301 Carlson Parkway, Suite 103
Minneapolis, Minnesota 55305

Gentlemen:

        This letter will confirm our agreement that, commencing on the effective date ("Effective Date") of the registration statement for the initial public offering ("IPO") of the securities of Cherry Tree Acquisition Corp. ("CTAC") and continuing until the consummation by CTAC of a "Business Combination" (as described in CTAC's IPO prospectus) or CTAC's liquidation, Cherry Tree Companies, LLC shall make available to CTAC certain office and secretarial services as may be required by CTAC from time to time, situated at 301 Carlson Parkway, Suite 103, Minneapolis, Minnesota 55305. In exchange therefore, CTAC shall pay Cherry Tree Companies, LLC the sum of $10,000 per month on the Effective Date and continuing monthly thereafter.

        This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

        This letter agreement may not be amended, modified or waived as to any particular provisions, except by a written instrument executed by all parties hereto.

        No party hereto may assign either this letter agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

        This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

Very truly yours,
CHERRY TREE ACQUISITION CORP.
By:

Name: Title:

AGREED TO AND ACCEPTED BY:

CHERRY TREE COMPANIES, LLC

By:

Name: Title:

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  Exhibit 10.13